UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2021 (the “Grant Date”), upon recommendation of the compensation committee, the board of directors (the “Board”) of Synaptogenix, Inc. (the “Company”) approved a one-time grant of restricted stock units (“RSU”), to the following members of the Board and management in light of their efforts made in connection with the previously disclosed spin-off, up-listing of the Company’s shares of common stock to The Nasdaq Capital Market and the previously disclosed private placement financing which was completed in June 2021:

Name:	Number of RSUs:
Joshua N. Silverman	90,000
Daniel Alkon, M.D.	80,000
Alan J. Tuchman, M.D.	60,000
Robert Weinstein	60,000
William S. Singer	60,000
Bruce T. Bernstein	50,000
Jonathan L. Schechter	45,000
George Perry, Ph.D.	40,000

The RSUs vest 50% on the six month anniversary of the Grant Date and the remaining 50% on the one-year anniversary of the Grant Date and are subject to such other terms and conditions provided in the Company’s 2020 Equity Incentive Plan and the form of restricted stock unit agreement approved by the Board, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: July 16, 2021	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer